                                                                     Exhibit 1.1


                                                          DRAFT -- JUNE 10, 1997








                                   5,750,000 Shares


                              ARM FINANCIAL GROUP, INC.

                   CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE






                                UNDERWRITING AGREEMENT







June __, 1997

                                  June __, 1997




Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities
   Corporation
Oppenheimer & Co., Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette Securities
   Corporation
Oppenheimer & Co., Inc.
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England


Dear Sirs and Mesdames:


         ARM Financial Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) 5,750,000 shares of its Class A Convertible Common Stock, par value $0.01 per share (the "Firm Shares").

         It is understood that, subject to the conditions hereinafter stated, 4,600,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,150,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule III hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Oppenheimer & Co., Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, DLJ and Oppenheimer & Co., Inc. shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

         Certain shareholders of the Company (the "Selling Shareholders") severally propose to issue and sell to the several U.S. Underwriters, pro rata in proportion to the amount set forth opposite such Selling Shareholder's name in Schedule I hereto, an aggregate of not more than an additional 862,500 shares of the Company's Class A Convertible Common Stock, par value $0.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in
Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of the Class A Convertible Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "Sellers."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Original Registration Statement;" any registration statement filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the "Rule 462(b) Registration Statement;" the Original Registration Statement and any Rule 462(b) Registration Statement are hereinafter referred to collectively as the "Registration Statement." The U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus."

         As part of the offering contemplated by this Agreement, Dean Witter Reynolds Inc. ("Dean Witter") has agreed to reserve out of the Shares set forth opposite its name on Schedule II to this Agreement, up to 460,000 shares, for sale to the Company's employees, officers and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Dean Witter pursuant to the Directed Share Program (the "Directed Shares") will be sold by Dean Witter pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by the U.S. Underwriters as set forth in the Prospectus.

         The Company hereby confirms its appointment of DLJ as, and DLJ hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. DLJ, solely in its capacity as qualified independent underwriter, and not otherwise, is referred to herein as the "QIU." As compensation for the services of the QIU, as qualified independent underwriter hereunder, the Company agrees to pay the QIU $5,000 on the Closing Date (as defined in Section 6 hereof). The Public Offering Price (as defined in Section 5 hereof) shall not be higher than the maximum price recommended by DLJ acting as QIU.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) The Original Registration Statement has become effective; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. (New York City time) on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

         (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or upon information relating to any Selling Shareholder furnished in writing to the Company by or on behalf of any Selling Shareholder expressly for use in the Registration Statement.

         (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (e) All of the issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of each of the Company's subsidiaries are owned directly or indirectly by the Company, in each case free of all liens, encumbrances, security interests and claims, except as set forth in the Prospectus and except such liens, encumbrances, security interests and claims which, singly or in the aggregate, would neither (i) have a material adverse effect on the Company and its subsidiaries, taken as a whole nor (ii) materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

         (f) the Company and each of its subsidiaries holds all such licenses, authorizations, certificates and permits as are necessary to conduct its business under the laws of each jurisdiction in which it conducts its business, except where the failure to have such licenses, authorizations, certificates or permits would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all such licenses, authorizations, certificates and permits are in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such license, authorization, certificate or permit, or otherwise impose any limitation on the conduct of the business of such subsidiaries, except for such events, inquiries, investigations or proceedings which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (g) This Agreement has been duly authorized, executed and delivered by the Company.

         (h) Upon the closing of the offering of the Shares, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under the caption "Capitalization" in the columns entitled "As Adjusted," and the authorized capital stock of the Company will conform as to legal matters to the description thereof contained in the Prospectus.

         (i) The shares of Common Stock (including the shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

         (j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (k) (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary except for such judgments, orders or decrees, the violation of which would neither (x) have a material adverse effect on the Company and its subsidiaries, taken as a whole, nor
    (y) materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement and (ii) and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act and any insurance laws and regulations, such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and such consents, approvals, authorizations, orders or qualifications, the failure to have which would neither (x) have a material adverse effect on the Company and its subsidiaries, taken as a whole nor (y) materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

         (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

         (m) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents known to the Company that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         (o) Neither the Company nor any of its subsidiaries (other than SBM Certificate Company) is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor any of its subsidiaries (other than SBM Certificate Company) will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (p) There are no holders of securities (debt or equity) of the Company, or holders of rights, options or warrants to obtain securities of the Company, who have the right to require the Company to register under the Securities Act securities held by them or obtainable by them through the exercise of any right, warrant or option, other than holders who (i) have waived such rights or will not have such rights for the 180-day period after the date of the offering of the Shares and (ii) have waived their rights with respect to the inclusion of their securities in the Registration Statement.

         (q) The 1995 and 1996 statutory annual statements and the 1997 statutory quarterly statements of Integrity Life Insurance Company ("Integrity") and National Integrity Life Insurance Company ("National Integrity") and the statutory balance sheets and income statements included in such statutory annual and quarterly statements have been prepared in conformity with statutory accounting principles or practices required or permitted by the Insurance Department of the states of Ohio and New York, respectively, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated in the notes thereto, and present fairly the statutory financial position of Integrity and National Integrity as of the dates thereof, and the statutory basis results of operations of Integrity and National Integrity for the periods covered thereby.

         (r) The Company is not aware of any threatened or pending downgrading in the ratings assigned by A.M. Best Company, Inc., Standard & Poor's Corporation, Duff & Phelps or Moody's Investors Service to Integrity or National Integrity.

         (s) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

         (t) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products or services.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders represents and warrants to and agrees with each of the U.S. Underwriters that:

         (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

         (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

         (d) The Shares to be sold by such Selling Shareholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

         (e) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will, upon delivery and payment for such Shares as contemplated herein, pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

         (f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph

    2(f) apply only to statements or omissions relating to such Selling Shareholder in the Registration Statement or the Prospectus based upon information relating to such Selling Shareholder furnished in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement.

         3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter in the sixth and seventh paragraphs of
Article III of the Agreement Between U.S. and International Underwriters of even date herewith. Each International Underwriter hereby makes to and with the Company the representations and agreements of such International Underwriter in the eighth, ninth and tenth paragraphs of Article III of such Agreement. Copies of such representations and agreements are attached to this Agreement as
Schedule IV.

         4. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules II and III hereto opposite the name of such Underwriter at U.S. $_______(1) a share (the "Purchase Price").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 862,500 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Selling Shareholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

         Each Seller hereby agrees that, without the prior written consent of the U.S. Representatives on behalf of the Underwriters (in the case of the Selling Shareholders) or


_____________________

(1) Insert offering price less underwriting fee, management fee and selling concession.

Morgan Stanley & Co. Incorporated on behalf of the Underwriters (in the case of the Company), it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided such shares or securities are either owned by such Seller on the date of this Agreement or are thereafter acquired prior to the public offering of the Shares contemplated hereby) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of the Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (including the conversion of Class A Convertible Common Stock, par value $0.01 per share, to Class B Convertible Common Stock, par value $0.01 per share, and vice versa) of which the Underwriters have been advised in writing or (C) the issuance by the Company of any shares of Common Stock or other securities or the grant by the Company of any options to purchase Common Stock or other securities pursuant to employee benefit plans of the Company, including, without limitation, the ARM Financial Group, Inc. Stock Option Plan and the 1997 Equity Incentive Plan. In addition, each Selling Shareholder agrees that, without the prior written consent of the U.S. Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         5. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

         6. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on June __, 1997, or at such other time on the same or such other date, not later than ________, 1997, as shall be agreed to by you and the Company. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares or the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than ______ 1997,(2) as shall be agreed to by the U.S. Representatives and the Selling Shareholders. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters or the U.S. Underwriters, as the case may be, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters or the U.S. Underwriters, as the case may be, duly paid, against payment of the Purchase Price therefor.

         7. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligation of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to Integrity, National Integrity or any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment,


_____________________

(2) Insert date 10 business days after the expiration of the greenshoe option.

         impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, acting in such capacity but not personally, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, outside counsel for the Company, dated the Closing Date, to the effect that:

              (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (ii) National Integrity has been duly incorporated, is validly existing as a corporation in good standing under the laws of New York and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (iii) [upon the closing of the offering of the Shares, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under the caption "Capitalization" in the columns entitled "As Adjusted," and] the authorized capital stock of the Company will conform in all material respects as to legal matters to the description thereof contained in the Prospectus;

              (iv) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

              (v) the Shares to be sold by the Company pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights;

              (vi) this Agreement has been duly authorized, executed and delivered by the Company;

              (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

              (viii) the statements (A) in the Prospectus under the captions "Management -- Classified Board of Directors," "-- Stock Option Plan," "-- Employment Contracts" and "-- 1997 Equity Incentive Plan," "Certain Relationships and Related Party Transactions -- Stockholders' Agreement" and the second paragraph of "-- Certain Relationships and Related Party Transactions," "Description of Certain Indebtedness," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information summarized therein;

              (ix) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

              (x) neither the Company nor any of its subsidiaries (other than SBM Certificate Company) is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor any of its subsidiaries (other than SBM Certificate Company) will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

              (xi) (i) in such counsel's opinion, the Registration Statement and the Prospectus (other than the financial statements and schedules and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need express no view) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (ii) no facts came to such counsel's attention which gave such counsel reason to believe that (a) the Registration Statement (other than the financial statements and schedules and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need not comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements and schedules and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need not comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) such counsel do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement that is not so filed.

         (d) The Underwriters shall have received on the Closing Date an opinion of Peter Vogelsang, Esq., counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

              (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

              (ii) the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

              (iii) each of the Selling Shareholders has valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder; and

              (iv) delivery of the Shares to be sold by each Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

         (e)  You shall have received on the Closing Date an opinion of Robert
    H. Scott, Esq., General Counsel of the Company, dated the Closing Date, to the effect that:

              (i) the Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (ii) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; all of the outstanding shares of capital stock of each of the Company's subsidiaries are owned directly or indirectly by the Company, in each case free of all liens, encumbrances, security interests and claims, except as set forth in the Prospectus;

              (iii) the Company and each of its subsidiaries holds all such licenses, authorizations, certificates and permits as are required to conduct its business under the laws of each jurisdiction in which it conducts business, except where the failure to have such licenses, authorizations, certificates or permits would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all such licenses, authorizations, certificates and permits are in full force and effect; and, except as disclosed in the Prospectus, to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such license, authorization, certificate or permit or otherwise impose any limitation on the conduct of the business of the Company or any of its subsidiaries, except for such events, inquiries, investigations or proceedings which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law (including any insurance law, rule or regulation) or the certificate of incorporation or by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, considered as one enterprise, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries;

              (v) the statements (A) in the Prospectus under the captions "Business -- Legal Proceedings" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

              (vi) such counsel does not know of any legal or governmental proceeding pending or threatened in writing to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents applicable to the Company or any of its subsidiaries that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

              (vii) no facts came to such counsel's attention which gave such counsel reason to believe that (a) the Registration Statement (other than the financial statements and schedules and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need not comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements and schedules and other financial and statistical data contained therein or omitted therefrom, as to which such counsel need not comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (f) The Underwriters shall have received on the Closing Date an opinion of Bricker & Eckler, special Ohio counsel for the Company and Integrity, dated the Closing Date, to the effect that:

              (i) Integrity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, has the corporate power and authority to own its property and conduct its business as described in the Prospectus, and is duly qualified to transact business as a life insurance company in the jurisdictions specified in an exhibit to such opinion;

              (ii) all outstanding shares of capital stock of Integrity have been duly authorized and validly issued and are fully paid and non-assessable and are owned of record by Integrity Holdings, Inc. free of all liens, encumbrances, security interests and claims, except as set forth in the Prospectus;

              (iii) (x) Integrity has been granted all licenses, authorizations, certificates and permits (collectively, the "Ohio Authorizations") as are required to be obtained from the Ohio Department of Insurance under Title 39, Ohio Revised Code, to conduct the business of a life insurance company in the State of Ohio, and all of the Ohio Authorizations are in full force and effect; (y) the Ohio Authorizations consitute all requisite and valid licenses, authorizations, certificates and permits necessary under Title 39 of the Ohio Revised Code and the rules, regulations and written policies of general applicability of the Ohio Department of Insurance to enable Integrity to conduct its business as described in the Registration Statement and the Prospectus, subject only to the ongoing reqirements to obtain appropriate consents, authorizations and approvals from the Ohio Department of Insurance, in each case in the ordinary course of business; and (z) to the best knowledge of such counsel, no proceedings to revoke any of the Ohio Authorizations are threatened or pending by the Ohio Department of Insurance.

         (g) The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (vi), (viii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and
    (xi) of paragraph (c) above.

         With respect to subparagraph (xi) of paragraph (c) above, Shearman & Sterling and LeBoeuf, Lamb, Greene & MacRae, L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to paragraph (d) above, Peter Vogelsang, Esq. may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in other documents and instruments; PROVIDED that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Peter Vogelsang, Esq, shall state in his opinion that he is justified in relying on each such other opinion.

         The opinions of Shearman & Sterling, Peter Vogelsang, Esq., Robert H. Scott, Esq. and Bricker & Eckler, described in paragraphs (c), (d), (e) and
    (f) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

         (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         (j) Each of the requisite governmental or regulatory approvals and authorizations which are required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall not contain any conditions or qualifications having in your reasonable judgment a material adverse effect on the Company and its subsidiaries, taken as a whole

         (k) The Shares shall have been approved for inclusion on the American Stock Exchange, subject to official notice of issuance.

         The several obligations of the U.S. Underwriters to purchase
Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         8. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To cooperate with the Underwriters to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (e) To make generally available to the Company's security holders and to you as soon as practicable a consolidated earnings statement of the Company covering the twelve-month period ending June 30, 1998 that satisfies the provisions of Section ll(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (other than such transfer or other taxes, if any, payable on the transfer and sale of the Shares being sold by the Selling Shareholders), (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the American Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) except as otherwise agreed in writing, the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with the matters related to the Directed Share Program, (x) the $5,000 fee of the QIU, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled "Indemnity and Contribution," Section 11 entitled "QIU Indemnity" and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and their out-of-pocket costs with respect to any "road show" undertaken in connection with the marketing of the offering of the Shares.

         (g) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Dean Witter will notify the Company as to which Participants will need to be restricted. At the request of Dean Witter, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

         (h) To pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

         9. EXPENSES OF SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, agrees to pay or cause to be paid all transfer or other taxes, if any, payable on the transfer and sale of the Shares being sold by such Selling Shareholder.

         10. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         (b) The Company agrees to indemnify and hold harmless Dean Witter and each person, if any, who controls Dean Witter within the meaning of either
Section 15 of the Securities Act of Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading or (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase.

         (c) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. Notwithstanding any other provision of this Section 10, the liability of each Selling Shareholder to the Underwriters shall not exceed the net amount received by each such Selling Shareholder (after deducting any underwriting discount) from the sale of the Shares pursuant to this Agreement.

         (d) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. Notwithstanding any other provision of this Section 10, the liability of each Selling Shareholder to the Company shall not exceed the net amount received by each such Selling Shareholder (after deducting any underwriting discount) from the sale of the Shares pursuant to this Agreement.

         (e) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (f) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b), (c), (d) or (e) of this Section 10, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Subject to the final sentence of this Section 10(f) and to Sections 11(b) and 11(c) hereof, it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) all Underwriters and all persons, if any, who control any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such controlling persons of the Selling Shareholders, such firm shall be designated in writing by Selling Shareholders selling a majority of the amount of Shares being sold by the Selling Shareholders under this Agreement. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm designated in writing by Dean Witter (in addition to any local counsel) for Dean Witter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Dean Witter within the meaning of either Section 15 of the Securities Act of Section 20 of the Exchange Act.

         (g)  To the extent the indemnification provided for in paragraph (a),
(b), (c), (d) or (e) of this Section 10 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or such loss, claim, damage or liability related to, arising out of or in connection with the Directed Share Program.
The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (h) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (h) of this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10, (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (y) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Shareholder (after deducting any underwriting discount) exceeds the amount of damages that any such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (i)  The indemnity and contribution provisions contained in this
Section 10 and the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         11. QIU INDEMNITY. (a) The Company agrees to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments), as and when incurred, related to, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except in the case of this clause (i) insofar as any such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the QIU furnished to the Company in writing by the QIU through you expressly for use therein; or (ii) the QIU's activities as QIU under its engagement pursuant to this Agreement, except in the case of this clause (ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the bad faith, willful misconduct or gross negligence of the QIU.

         (b) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to paragraph (a) of this
Section 11 (the "QIU Indemnified Party"), the QIU Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the QIU Indemnified Party and the payment of all reasonable fees and expenses of such counsel, as incurred. Any QIU Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed, within _______ days of the receipt by the Company of a request from the QIU Indemnified Party, to assume the defense of such action or employ counsel reasonably satisfactory to the QIU Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the QIU Indemnified Party and the Company, and the QIU Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the QIU Indemnified Party). In any such case, the Company shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all QIU Indemnified Parties, which firm shall be designated in writing by the QIU, and all such fees and expenses shall be reimbursed as they are incurred. The Company shall indemnify and hold harmless the QIU Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 30 days after the Company shall have received a request from the QIU Indemnified Party for reimbursement for the reasonable fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Company) and, prior to the date of such settlement, the Company shall have failed to comply with such reimbursement request. The Company shall not, without the prior written consent of the QIU Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the QIU Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the QIU Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU Indemnified Party.

         (c) The QIU agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company, but only with reference to information relating to the QIU furnished to the Company in writing by the QIU through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. In the case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to this Section 11(c), the QIU shall have the rights and duties given to the Company by Section 11(b) hereof (except that if the Company shall have assumed the defense thereof, the QIU shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the QIU), and the person seeking indemnity pursuant to this Section 11(c) shall have the same rights and duties given to the QIU Indemnified Parties by Section 11(b) hereof.

         (d) To the extent the indemnification provided for in this Section 11 is unavailable to a person in respect of which indemnity may be sought pursuant to this Section 11 (a "Section 11 Indemnified Party") or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each person from whom indemnity may be sought pursuant to this Section 11 (a "Section 11 Indemnifying Party"), in lieu of indemnifying such Section 11 Indemnified Party, shall contribute to the amount paid or payable by such
Section 11 Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the QIU in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and QIU from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus, and the fee received by the QIU pursuant to this Agreement, bear to the sum of such total net proceeds and such fee. The relative fault of the Company and the QIU shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to this Agreement involved any bad faith, willful misconduct or gross negligence on the part of the QIU.

         The Company and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a Section 11 Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Section 11 Indemnified Party in connection with investigating or defending any matter that could have given rise to such losses, claims, damages, liabilities or judgments. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Section 11 Indemnified Party at law or in equity.

         12. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company and the Selling Shareholders, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         13. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II or Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         14. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         16. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                             Very truly yours,

                             ARM FINANCIAL GROUP, INC.

                             By_______________________
                                  Name:
                                  Title:


                             THE MORGAN STANLEY LEVERAGED
                                  EQUITY FUND II, L.P.

                             By: Morgan Stanley Leveraged Equity Holdings, Inc., its general partner


                                  By_______________________
                                  Name:
                                  Title:


                             MORGAN STANLEY CAPITAL PARTNERS
                                  III, L.P.

                             By:  MSCP III, L.P., its general partner

                             By: Morgan Stanley Capital Partners III, Inc., its general partner


                                  By_______________________
                                       Name:
                                       Title:


                             MORGAN STANLEY CAPITAL
                                  INVESTORS, L.P.

                             By:  MSCP III, L.P., its general partner

                             By: Morgan Stanley Capital Partners III, Inc., its general partner


                                  By_______________________
                                       Name:
                                       Title:

                             MSCP III 892 INVESTORS, L.P.

                             By:  MSCP III, L.P.,its general partner

                             By: Morgan Stanley Capital Partners III, Inc., its general partner


                                  By_______________________
                                       Name:
                                       Title:


Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
OPPENHEIMER & CO., INC.

Acting severally on behalf of themselves and the several
                        U.S. Underwriters named in Schedule II hereto.

By:  Morgan Stanley & Co. Incorporated


By__________________________
    Name:
    Title:


MORGAN STANLEY & CO. INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
OPPENHEIMER & CO., INC.

Acting severally on behalf of themselves and the several
  International Underwriters named in Schedule III hereto.

By:  Morgan Stanley & Co. International Limited


By___________________________
    Name:
    Title:

                                      Schedule I



                                                                   Number of
                                                                  Firm Shares
     Selling Shareholder                                          To Be Sold
     -------------------                                          ----------
The Morgan Stanley Leveraged Equity
     Fund II, L.P.
Morgan Stanley Capital Partners III, L.P.
Morgan Stanley Capital Investors, L.P.
MSCP III 892 Investors, L.P.
                                                              --------------
     Total...................................................        862,500
                                                              ==============

                                     Schedule II

                                  U.S. Underwriters
                                  -----------------

                                                                   Number of
                                                                  Firm Shares
     Underwriter                                                 To Be Purchased
     -----------                                                 ---------------

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
     Securities Corporation
Oppenheimer & Co., Inc.
[NAMES OF OTHER U.S. UNDERWRITERS]










                                                                     -----------

     Total U.S. Firm Shares .........................................  4,600,000
                                                                     ===========

                                     Schedule III

                              International Underwriters
                              --------------------------



                                                                   Number of
                                                                  Firm Shares
     Underwriter                                                 To Be Purchased
     -----------                                                 ---------------

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette
     Securities Corporation
Oppenheimer & Co., Inc.
[NAMES OF OTHER INTERNATIONAL CO-MANAGERS]










                                                                       ---------

     Total International Firm Shares ..................................1,150,000
                                                                       =========

                                     Schedule IV
                                     -----------


          Each U.S. Underwriter represents that it has not offered or sold, and agrees not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and, without limiting the generality of the foregoing, represents that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

          The Underwriters understand that no action has been or will be taken in any jurisdiction by the Underwriters or the Company that would permit a public offering of the Shares, or possession or distribution of the Prospectus (as defined in the Underwriting Agreement), in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States.

          Each International Underwriter agrees that it will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which it purchases, offers, sells or delivers Shares (including, without limitation, any applicable requirements relating to the delivery of the international prospectus, in preliminary or final form), in each case at its own expense. In connection with sales of and offers to sell Shares made by it, each International Underwriter will either furnish to each person to whom any such sale or offer is made a copy of the then current international prospectus (in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or inform such person that such international prospectus, in preliminary or final form, will be made available upon request, and will keep an accurate record of the names and addresses of all persons to whom it gives copies of the registration statement relating to the offering of the Shares, the international prospectus, in preliminary or final form, or any amendment or supplement thereto, and, when furnished with any subsequent amendment to such registration statement, any subsequent prospectus or any medium outlining changes in the registration statement or any prospectus, will upon request of the International Representatives, promptly forward copies thereof to such persons or inform such persons that such amendment, subsequent prospectus or other medium will be made available upon request.

          Each International Underwriter further represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

          Each International Underwriter further represents and agrees that (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                                                                       Exhibit A
                                                                       ---------


                               [FORM OF LOCK-UP LETTER]
                                ----------------------


                                             _____________, 1997



Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
     Securities Corporation
Oppenheimer & Co., Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY  10036

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette
     Securities Corporation
Oppenheimer & Co., Inc.
c/o  Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with ARM Financial Group, Inc., a Delaware corporation (the "Company"), and certain shareholders of the Company providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and MSIL, (the "Underwriters") of shares (the "Shares") of the Class A Convertible Common Stock, par value $0.01 per share, of the Company (the "Common Stock").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either now owned by the undersigned or are hereafter acquired prior to the Public Offering), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (B) any shares acquired from Dean Witter Reynolds Inc. in connection with the Directed Share Program (as defined in the Underwriting Agreement). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. This Letter Agreement will terminate in the event that the Public Offering has not been consummated on or prior to August 30, 1997. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                        Very truly yours,



                                        _______________________________________
                                        (Name)


                                        _______________________________________
                                        (Address)